                                                                      Exhibit 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Star Scientific, Inc. and Subsidiaries
Petersburg, Virginia

  As independent certified public accountants for Star Scientific, Inc. and Subsidiaries, we hereby consent to the use in this Form 10K for Star Scientific, Inc. and Subsidiaries of our report included herein, which has a date of January 19, 2001, relating to the consolidated balance sheet of Star Scientific, Inc. and Subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of operations, cash flows, and stockholders' equity for the years then ended.

                                         Aidman, Piser & Company, P.A.

Tampa, Florida
April 2, 2001